Exhibit 5.1

GRAUBARD MILLER

THE CHRYSLER BUILDING

405 LEXINGTON AVENUE

NEW YORK, NEW YORK 10174

September 8, 2022

Chicken Soup for the Soul Entertainment, Inc.
132 E Putnam Ave

Cos Cob, CT

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 filed by Chicken Soup for the Soul Entertainment, Inc. (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended (“Securities Act”), relating to the potential resale from time to time by the selling securityholders listed in the prospectus to the Registration Statement (the “Selling Securityholders”), pursuant to Rule 415 of the Securities Act, of

The Registration Statement registers the resale by the selling securityholders identified therein (and their permitted transferees) from time to time of up to an aggregate of (a) 6,205,923 shares of the Company’s Class A common stock owned by them as of the date of the prospectus, including, but not limited to, the shares issued to the them in exchange for their securities of Redbox (as defined in the Registration Statement) in connection with the Redbox Acquisition (as defined in the Registration Statement), (b) 1,011,530 shares of the Company’s Class A common stock that were issued upon exercise of the Credit Facility Warrants (as defined in the Registration Statement), (c) 6,062,500 Assumed Redbox Private Warrants (as defined in the Registration Statement), and (d) 528,000 shares of the Company’s Class A common stock issuable upon exercise of the Assumed Redbox Private Warrants. The shares described in foregoing clauses (a), (b) and (c) are collectively referred to herein as the “Offered Shares” and the warrants described in foregoing clause (d) is referred to herein as the “Offered Warrants.”

For purposes of this opinion letter, we have examined the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company, each as currently in effect, the Warrant Agreements and Warrant Assumption Agreement filed as Exhibits to the Registration Statement, the Registration Statement, and the applicable resolutions of the board of directors of the Company. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to all issues of fact material to this opinion letter, we have relied on certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof or other investigation.

In our examination, we have assumed, without investigation: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that: (a) each of the Offered Shares is validly issued, fully paid and nonassessable, and (b) all of the Offered Warrants are duly and validly issues and binding obligations of the Company and the shares of the Company’s Class A common stock issuable upon exercise of such Offered Warrants, when issued and sold in accordance with and in the manner described in the Warrants and the Company’s registration statement on Form S-4 (No.333- 265642), declared effective on July 15, 2022, will be duly authorized, validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller